Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Synthesis Energy Systems, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 25, 2017 relating to the consolidated financial statements of Synthesis Energy Systems, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

May 16, 2018